                                  EXHIBIT 99.7

Note Purchase Agreement, dated as of August 15, 1996, by and between Printpack, Inc. and Donaldson, Lufkin & Jenrette Securities Corporation relating to the 9-7/8% Senior Notes due 2004 and the 10-7/8% Senior Subordinated Notes due 2006.

                                                                  EXECUTION COPY
================================================================================





                               PURCHASE AGREEMENT



                                  $300,000,000

                     9 7/8% Series A Senior Notes due 2004
              10 5/8% Series A Senior Subordinated Notes due 2006


                                       of



                                PRINTPACK, INC.






                                August 15, 1996






                          DONALDSON, LUFKIN & JENRETTE
                             SECURITIES CORPORATION





================================================================================

                                PRINTPACK, INC.

                                  $100,000,000
                     9-7/8% Series A Senior Notes due 2004
                                      and
                                  $200,000,000
              10 5/8% Series A Senior Subordinated Notes due 2006
                                       of
                                Printpack, Inc.

                               PURCHASE AGREEMENT


                                                                 August 15, 1996




DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
  1201 West Peachtree Street,
  Suite 3650
  Atlanta, Georgia  30309-3400

Ladies and Gentlemen:

     Printpack, Inc., a Georgia corporation (the "Company"), agrees with you as follows:

     1. ISSUANCE OF SECURITIES. The Company proposes to issue and sell to Donaldson, Lufkin & Jenrette Securities Corporation (the "INITIAL PURCHASER") $100,000,000 in aggregate principal amount of 9 7/8% Series A Senior Notes due 2004 (the "SERIES A SENIOR NOTES") and $200,000,000 in aggregate principal amount of 10 5/8% Series A Senior Subordinated Notes due 2006 (the "SERIES A SENIOR SUBORDINATED NOTES" and, together with the Series A Senior Notes, the "SERIES A NOTES"). The Series A Senior Notes are to be issued pursuant to the provisions of an indenture (the "SENIOR NOTE INDENTURE") to be dated August 22, 1996, between the Company and Fleet National Bank, as trustee (the "TRUSTEE"). The Series A Senior Subordinated Notes are to be issued pursuant to the provisions of an indenture (the "SENIOR SUBORDINATED NOTE INDENTURE") to be dated August 22, 1996, between the Company and the Trustee (the "SENIOR SUBORDINATED NOTE INDENTURE" and, together with the Senior Note Indenture, the "INDENTURES"). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Indentures.

     The Series A Notes will be offered and sold to you pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (the "ACT"). The Company has prepared a preliminary offering memorandum, dated July 30, 1996 (the "PRELIMINARY OFFERING MEMORANDUM") and a final offering memorandum, dated August 15, 1996 (the "OFFERING MEMORANDUM"), relating to the Company and the Series A Notes. The Series A Notes will be offered and sold to you in connection with the Offering Memorandum pursuant to an exemption from the registration requirements under the Act.

     Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Act, the Series A Notes (and all securities issued in exchange therefor or in substitution thereof shall bear the following legend:

           "THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 OR (c) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

     You have advised the Company that you will make offers (the "EXEMPT RESALES") of the Series A Notes purchased by you hereunder on the terms set forth in the Offering Memorandum, as amended or supplemented, solely to (i) persons (each, a "144A PURCHASER") whom you reasonably believe to be "qualified institutional buyers", as defined in Rule 144A under the Act ("QIBS"), and (ii) a limited number of other "accredited investors," as defined in Rule 501(a)
(1), (2), (3) or (7) under the Act, that make certain representations and agreements to the Company (each, an "ACCREDITED

INVESTOR") (such persons specified in clauses (i) and (ii) being referred to herein as the "ELIGIBLE PURCHASERS").

     Holders (including subsequent transferees) of the Series A Notes will have the registration rights set forth in the registration rights agreement (the "REGISTRATION RIGHTS AGREEMENT"), to be dated the Closing Date, in substantially the form of Exhibit A hereto, for so long as such Series A Notes constitute "TRANSFER RESTRICTED SECURITIES" (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Company will agree to file with the Securities and Exchange Commission (the "COMMISSION") (i) within 60 days of the Closing Date and under the circumstances set forth therein, a registration statement under the Act (the "EXCHANGE OFFER REGISTRATION STATEMENT") relating to (A) the Company's 9 7/8% Series B Senior Notes due 2004 (the "SERIES B SENIOR NOTES" and, together with the Series A Senior Notes, the "SENIOR NOTES") to be offered in exchange for the Series A Senior Notes and (B) the Company's 10 5/8% Series B Senior Subordinated Notes due 2006 (the "SERIES B SENIOR SUBORDINATED NOTES" and, together with the Series A Senior Subordinated Notes, the "SENIOR SUBORDINATED NOTES") to be offered in exchange for the Series A Senior Subordinated Notes, (the Senior Notes and the Senior Subordinated Notes, together, the "NOTES") (such offer to exchange being referred to as the "REGISTERED EXCHANGE OFFER") and (ii) under the circumstances set forth in the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 under the Act (the "SHELF REGISTRATION STATEMENT") relating to the resale by certain holders of the Series A Notes, and to use all commercially reasonable efforts to cause such Registration Statements to be declared effective in accordance with the terms of the Registration Rights Agreement. This Agreement, the Indentures and the Registration Rights Agreement are hereinafter referred to collectively as the "OPERATIVE DOCUMENTS." Herein the Series B Senior Notes and the Series B Senior Subordinated Notes are sometimes collectively referred to as the "Series B Notes".

     The Offering of the Series A Notes is being made in connection with an acquisition (the "ACQUISITION") of substantially all of the assets of the Flexible Packaging Group of James River Corporation of Virginia ("JR FLEXIBLE") from James River Corporation of Virginia ("JAMES RIVER") pursuant to that certain Asset Purchase Agreement and certain other agreements referred to therein, dated April 10, 1996, between James River and the Company, as amended (the "ACQUISITION AGREEMENT"). In order to facilitate the Acquisition and the financing thereof, the Company and its affiliate, Printpack Enterprises, Inc., were reorganized into a holding company structure (the "REORGANIZATION"). Concurrently with the Offering, the Company will enter into a credit agreement with a syndicate of banks and other financial institutions, agented by The First National Bank of Chicago, ("FIRST CHICAGO") providing for a revolving credit facility and a term loan (collectively, the "NEW CREDIT FACILITY"). The Company also expects to enter into an asset-backed accounts receivable financing arrangement, through a new subsidiary, with First Chicago or an entity sponsored by it (the "RECEIVABLES FACILITY").

The Acquisition Agreement, the Operative Documents, the documentation effecting the Reorganization, the New Credit Facility and the Receivables Facility are hereinafter referred to collectively as the "TRANSACTION DOCUMENTS," and the transactions contemplated by the Transaction Documents are hereinafter referred to collectively as the "TRANSACTIONS." The consummation of the Transactions is herein referred to as the "Closing."

     2. AGREEMENTS TO SELL AND PURCHASE. On the basis of the representations and warranties contained in this Agreement, and subject to the terms and conditions contained herein, the Company agrees to issue and sell to you, and you agree to purchase from the Company, $100,000,000 in aggregate principal amount of Series A Senior Notes at a purchase price equal to $1,000 per Series A Senior Note and $200,000,000 in aggregate principal amount of Series A Senior Subordinated Notes at a purchase price equal to $1,000 per Series A Senior Subordinated Note (the purchase price of the Series A Senior Notes and the Series A Senior Subordinated Notes is hereinafter referred to collectively as the "PURCHASE PRICE").

     3. DELIVERY AND PAYMENT. Delivery to you of and payment for the Series A Notes shall be made at 9:00 A.M., New York City time, on August 22, 1996 (the "CLOSING DATE") at the offices of Latham & Watkins, 885 Third Avenue, New York, New York 10022, or such other time or place as you shall reasonably designate.

     One or more Series A Senior Notes in definitive form, registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"), having an aggregate amount corresponding to the aggregate amount of the Series A Senior Notes sold pursuant to Exempt Resales to QIBs and Accredited Investors (collectively, the "SENIOR GLOBAL NOTE") and one or more Series A Senior Subordinated Notes in definitive form, registered in the name of Cede & Co., as nominee of DTC, having an aggregate amount corresponding to the aggregate amount of the Series A Senior Subordinated Notes sold pursuant to Exempt Resales to QIBs and Accredited Investors (collectively, the "SENIOR SUBORDINATED GLOBAL NOTE" and, together with the Senior Global Note, the "GLOBAL NOTES"), registered in the name of Cede & Co., as nominee of DTC, shall be delivered by the Company to the Initial Purchaser (or as the Initial Purchaser directs), against payment by the Initial Purchaser of the Purchase Price therefor, by wire transfer of immediately available funds to the Company's account, provided that the Company shall give at least two business days' prior written notice to the Initial Purchaser of the information required to effect such wire transfers. The Global Notes shall be made available to the Initial Purchaser for inspection not later than 9:30 A.M. on the business day immediately preceding the Closing Date.

     4. AGREEMENTS OF THE COMPANY. The Company hereby agrees with you as follows:

           (a) To advise you promptly and, if requested by you, confirm such advice in writing, (i) of the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any Series A Notes for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by the Commission or any state securities commission or other regulatory authority, and (ii) of the happening of any event which makes any statement of a material fact made in the Preliminary Offering Memorandum or the Offering Memorandum untrue or which requires the making of any additions to or changes in the Preliminary Offering Memorandum or the Offering Memorandum in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company shall use all reasonable efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of the Series A Notes, under any state securities or Blue Sky laws, by any state securities commission and the Company shall use every reasonable effort to obtain the withdrawal or lifting of any such order at the earliest possible time.

           (b) To furnish to you without charge as many copies of the Preliminary Offering Memorandum and Offering Memorandum, and any amendments or supplements thereto, as you may reasonably request. The Company consents to the use of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments and supplements thereto, required pursuant to this Agreement by you in connection with the Exempt Resales.

           (c) Not to amend or supplement the Offering Memorandum prior to the Closing Date unless you shall previously have been advised of, and shall not have reasonably objected to, such amendment or supplement within a reasonable time, but in any event not longer than five business days after being furnished with a copy of such amendment or supplement. The Company shall promptly prepare, upon any reasonable request by you, any amendment or supplement to the Offering Memorandum that may be necessary or advisable in connection with Exempt Resales.

           (d) If, in connection with any Exempt Resales or market making transactions after the date of this Agreement and prior to the consummation of the Registered Exchange Offer, any event shall occur that, in the judgment of the Company or in the judgment of counsel to you, makes any statement of a material fact in the Offering Memorandum untrue or that requires the making of any additions to or changes in the Offering Memorandum in order to make the statements in the Offering Memorandum, in the light of the circumstances at the time that the Offering Memorandum is delivered to prospective Eligible Purchasers, not misleading, or if the Company knows that it is necessary to amend or supplement the Offering Memorandum to comply with all United States laws applicable to Offering Memorandum, the Company shall promptly notify you of such event and prepare an appropriate amendment or supplement to the Offering Memorandum so that (i) the statements in the Offering Memorandum as amended or supplemented will, in the light of the circumstances at the time that the Offering Memorandum is delivered to prospective Eligible Purchasers, not be misleading and (ii) the Offering Memorandum will comply with such applicable United States law. Nothing contained herein shall require the Company to monitor state securities or Blue Sky laws, or to make any changes not required by federal securities laws where such changes are not commercially reasonable.

           (e) To cooperate with you and your counsel in connection with the qualification of the Series A Notes for offer and sale by you and by dealers under the state securities or Blue Sky laws of such jurisdictions as you may request (provided, however, that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process in any jurisdiction in which it is not now so subject). The Company will continue such qualification in effect so long as required by law for distribution of the Series A Notes and will file such consents to service of process or other documents as may be necessary in order to effect such qualification.

           (f) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated, to pay all costs, expenses, fees and taxes incident to and in connection with: (i) the preparation, printing, filing and distribution of the Preliminary Offering Memorandum and the Offering Memorandum (including, without limitation, financial statements and exhibits) and all amendments and supplements thereto, (ii) the preparation, printing (including, without limitation, word processing and duplication costs) and delivery of this Agreement, the Indentures, the Registration Rights Agreement, the Transaction Documents, all preliminary and final Blue Sky Memoranda and all other agreements, memoranda, correspondence and other documents printed and delivered in connection herewith and with the Exempt Resales,
      (iii) the issuance and delivery by the Company of the Notes, (iv) the qualification of the Notes for offer and sale under the securities or Blue Sky laws of the several states (including, without limitation, the reasonable fees and disbursements of your counsel relating to such registration or qualification), (v) furnishing such copies of the Preliminary Offering Memorandum and the Offering Memorandum, and all amendments and supplements thereto, as may be reasonably requested for use in connection with the Exempt Resales, (vi) the preparation of certificates for the Notes (including, without limitation, printing and engraving thereof), (vii) the fees, disbursements and expenses of the Company's counsel and accountants, (viii) all expenses and listing fees in connection with the application for quotation of the Series A Notes in the National Association of Securities Dealers, Inc. Automated Quotation System - PORTAL ("PORTAL"), (ix) the rating of the Notes by rating agencies, (x) all fees and expenses (including fees and expenses of counsel) of the Company in connection with approval of the Series A Notes by DTC for "book-entry" transfer, and
      (xi) the performance by the Company of its other obligations under this Agreement and the Transaction Documents.

           (g) To use the proceeds from the sale of the Series A Notes in the manner described in the Offering Memorandum under the caption "USE OF PROCEEDS."

           (h) Not to voluntarily claim, and to actively resist any attempts to claim, the benefit of any usury laws against the holders of the Series A Notes.

           (i) Prior to the Closing Date, to furnish to you, as soon as they have been prepared, a copy of any unaudited interim consolidated financial statements of the Company for any month subsequent to the period covered by the financial statements appearing in the Offering Memorandum.

           (j) To use commercially reasonable efforts to do and perform all things required to be done and performed under this agreement by it prior to or after the Closing Date and to satisfy all conditions precedent on its part to the delivery of the Series A Notes.

           (k) Not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) that would be integrated with the sale of the Series A Notes in a manner that would require the registration under the Act of the sale to you or the Eligible Purchasers of the Series A Notes.

           (l) Not to use any form of general solicitation or general advertising, neither by the Company nor by any of its representatives, in connection with the offer and sale of the Series A Notes, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

           (m) For so long as any of the Notes remain outstanding and during any period in which the Company is not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), to make available to any Eligible Purchaser or beneficial owner of Series A Notes in connection with any sale thereof and any prospective purchaser of such Series A Notes from such Eligible Purchaser or beneficial owner, the information required by Rule 144A(d)(4) under the Act.

           (n) To comply with its agreements in the Registration Rights Agreement, and all agreements set forth in the representation letters of the Company to DTC relating to the approval of the Notes by DTC for "book-entry" transfer.

           (o) To cause the Registered Exchange Offer to be made in the appropriate form, as contemplated by the Registration Rights Agreement, to permit registration of the Series B Notes to be offered in exchange for the Series A Notes and to comply with all applicable federal and state securities laws in connection with the Registered Exchange Offer.

           (p) To use all reasonable efforts to effect the inclusion of the Notes in PORTAL.

           (q) For so long as any of the Notes are outstanding, to deliver without charge to the Initial Purchaser, promptly upon their becoming available, copies of (i) all reports or other publicly available information that the Company shall mail or otherwise make available to its holders and (ii) all reports, financial statements and proxy or information statements filed by the Company with the Commission or any national securities exchange and such other publicly available information concerning the Company or its subsidiaries, including without limitation, press releases.

           (r) Neither the Company nor any of its Subsidiaries will take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes. Except as permitted by the Act and as contemplated herein, the Company will not distribute any preliminary offering memorandum, offering memorandum or other offering material in connection with the offering and sale of the Notes.

           (s) To comply with the agreements in the Operative Documents.

           (t) To use commercially reasonable efforts to consummate the Transactions.


           5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to you that:

           (a) All the representations and warranties of the Company contained in the Operative Documents and the Acquisition Agreement as in effect at the Closing (except to the extent waived by James River) shall be true and correct on the Closing Date with the same force and effect as if made on and as of the date hereof and the Closing Date. The Company shall have performed or complied with all of its obligations and agreements therein contained and required to be performed or complied with by it in all material respects at or prior to the Closing Date.

           (b) The Preliminary Offering Memorandum, and the Offering Memorandum (and each supplement and amendment thereto) have been prepared in connection with the Exempt Resales. The Preliminary Offering Memorandum and the Offering Memorandum do not, and any supplement or amendment thereto will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this paragraph (a) shall not apply to statements in or omissions from the Preliminary Offering Memorandum or Offering Memorandum (or any supplement or amendment to them) made in reliance upon and in conformity with information relating to you furnished to the Company in writing by you expressly for use therein. The Company acknowledges for all purposes under this Agreement that the statements set forth in the last paragraph on the cover page and the third paragraph under the caption "Plan of Distribution" in the Offering Memorandum (or any amendment or supplement thereto) constitute the only written information furnished to the Company by you expressly for use in the Offering Memorandum (or any amendment or supplement thereto).

           (c) Each of the Company and the Subsidiaries is a duly organized and validly existing corporation in good standing under the laws of its jurisdiction of incorporation, has the requisite corporate power and authority to own, lease and operate its properties and to conduct its business as it is currently being conducted and described in the Offering Memorandum, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction where the ownership, leasing or operation of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not, singly or in the aggregate, have a material adverse effect on the properties, business, results of operations, condition (financial or otherwise), affairs or prospects of the Company and the Subsidiaries taken as a whole (a "MATERIAL ADVERSE EFFECT").


           (d) The Company has all necessary corporate power and authority to execute and deliver the Transaction Documents and the Notes, to perform its obligations under the Transaction Documents and the Notes and to authorize, issue, sell and deliver the Notes as contemplated by this Agreement.

           (e) This Agreement has been duly authorized and validly executed and delivered by the Company and constitutes a legally valid and binding agreement of the Company, enforceable against it in accordance with its terms (assuming the due execution and delivery hereof by you), subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws in effect from time to time with respect to creditors' rights generally and to principles of equity, whether at law or in equity and except as rights to indemnity and contribution thereunder may be limited by federal and state securities laws and public policy considerations underlying such laws.

           (f) The issuance and sale of the Series A Notes has been duly authorized by the Company, and all legally required corporate proceedings by the Company in connection with the issuance and sale of the Series A Notes have been taken; each of the Series A Notes, when issued and delivered to and paid for by the Initial Purchaser in accordance with this Agreement (assuming the due authentication thereof by the Trustee), will be the legally valid and binding obligations of the Company entitled to the benefits of the Indentures, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws in effect from time to time with respect to creditors' rights generally and to principles of equity, whether at law or in equity and except as rights to indemnity and contribution thereunder may be limited by federal and state securities laws and public policy considerations underlying such laws.

           (g) The issuance of the Series B Notes has been duly authorized by the Company and all legally required corporate proceedings by the Company in connection with the issuance of the Series B Notes have been taken; each of the Series B Notes, when issued and delivered in accordance with the terms of the Registered Exchange Offer and the Indentures, will be validly executed, issued and delivered and (assuming the due authentication thereof by the Trustee) will be the legally valid and binding obligations of the Company entitled to the benefits of the Indentures, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws in effect from time to time with respect to creditors' rights generally and to principles of equity, whether at law or in equity and except as rights to indemnity and contribution thereunder may be limited by federal and state securities laws and public policy considerations underlying such laws.

           (h) The Indentures have been duly authorized by the Company and, on the Closing Date, will have been duly executed by the Company and will conform in all material respects to the description thereof in the Offering Memorandum. When the Indentures have been duly executed and delivered, the Indentures will be the legally valid and binding agreements of the Company, enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws in effect from time to time with respect to creditors' rights generally and to principles of equity, whether at law or in equity and except as rights to indemnity and contribution thereunder may be limited by federal and state securities laws and public policy considerations underlying such laws.

           (i) The Registration Rights Agreement has been duly authorized by the Company and, on the Closing Date, will have been duly executed by the Company and will conform in all material respects to the description thereof in the Offering Memorandum. When the Registration Rights Agreement has been duly executed and delivered, the Registration Rights Agreement will be the legally valid and binding agreement of the Company, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws in effect from time to time with respect to creditors' rights generally and to principles of equity, whether at law or in equity and except as rights to indemnity and contribution thereunder may be limited by federal and state securities laws and public policy considerations underlying such laws.

           (j) The New Credit Facility has been duly authorized by the Company and, on the Closing Date, will have been duly executed by the Company and will conform in all material respects to the description thereof in the Offering Memorandum. When the New Credit Facility has been duly executed and delivered, the New Credit Facility will be the legally valid and binding agreement of the Company, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws in effect from time to time with respect to creditors' rights generally and to principles of equity, whether at law or in equity.

           (k) The Receivables Facility has been duly authorized by the Company, and if executed, will conform in all material respects to the description thereof in the Offering Memorandum.

           (l) The Acquisition Agreement has been duly authorized by the Company and, on the Closing Date, will have been duly executed by the Company and will conform in all material respects to the description thereof in the Offering Memorandum. Upon due execution and delivery, the Acquisition Agreement will be the legally valid and binding agreement of the Company, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws in effect from time to time with respect to creditors' rights generally and to principles of equity, whether at law or in equity.

           (m) The Reorganization has been consummated, or will have been consummated as of the Closing Date, and conforms or will conform in all material respects to the description thereof in the Offering Memorandum.

           (n) The entities listed on Schedule A hereto are the only Subsidiaries, direct or indirect, of the Company. The Subsidiaries (excluding Printpack Illinois, Inc. and Flexible Funding Corp.) as of June 29, 1996 do not collectively own more than 10% of the Company's consolidated assets and for the latest fiscal year are not responsible for more than 10% of the Company's consolidated revenues or profits. All of the issued and outstanding shares of capital stock of, or other ownership interests in, each Subsidiary have been duly and validly authorized and issued. All of the shares of capital stock of, or other ownership interests in, each Subsidiary are owned, directly or through Subsidiaries, by the Company. All such shares of capital stock are fully paid and nonassessable, and are owned free and clear of any security interest, mortgage, pledge, claim, lien or encumbrance (each, a "LIEN"), except for such Liens (i) created pursuant to the New Credit Facility and the Receivables Facility, (ii) permitted by the Indentures and/or (iii) that will be released on the Closing Date in connection with the closing of the Transactions. There are no outstanding subscriptions, rights, warrants, options, calls, convertible securities or commitments of sale related to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of, or other ownership interest in, any Subsidiary.

           (o) Neither the Company nor any of the Subsidiaries is (i) in violation of its respective charter or bylaws, (ii) in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or any indenture, mortgage, deed of trust or other contract, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them is bound, or to which any of the property or assets of the Company or any of the Subsidiaries is subject or (iii) in violation of any law, statute, rule, regulation, or judgment or court decree applicable to the Company or any Subsidiary, or any of their respective properties, except for any such violation or default, in the case of clauses (ii) and (iii), that would not result, singly or in the aggregate, in a Material Adverse Effect. To the knowledge of the Company and the Subsidiaries, there exists no condition which, with notice, the passage of time or otherwise, would constitute a default under any such document or instrument.

           (p) None of (i) the execution and delivery of the Transaction Documents, (ii) the performance by the Company of its obligations under the Transaction Documents or (iii) the consummation of the Transactions contemplated by the Transaction Documents, including the issuance and sale of the

      Notes, will result in (A) a breach or violation of the respective charters or bylaws of the Company or any of the Subsidiaries, (B) a breach or violation of any of the terms or provisions of, or constitute a default or cause an acceleration of any obligation under, or result in the imposition or creation of (or the obligation to create or impose) a Lien with respect to, any bond, note, debenture or other evidence of indebtedness (other than Liens (i) created pursuant to the New Credit Facility and the Receivables Facility, (ii) permitted by the Indentures and/or (iii) that will be released on the Closing Date in connection with the closing of the Transactions) or any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which it or any of them is bound, or to which any properties of the Company or any of the Subsidiaries is or may be subject, (C) contravene any order of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their respective properties, or any judgment, order or decree of any court or governmental agency or authority having jurisdiction over the Company or any of the Subsidiaries, or any of their respective properties or (D) violate or conflict with any statute, rule or regulation applicable to the Company or any of the Subsidiaries, or their respective properties, or administrative or court decree applicable to the Company or any of the Subsidiaries, or any of their respective properties, except for any such breach, violation, default, acceleration, imposition of a Lien or contravention that would not result, in the case of clauses (B), (C) and (D), singly or in the aggregate, in a Material Adverse Effect.

           (q) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, pending against or affecting the Company or any of the Subsidiaries, or any of their respective properties, which is required to be disclosed and is not so disclosed, in the Preliminary Offering Memorandum or Offering Memorandum, or which would result, singly or in the aggregate, in a Material Adverse Effect or which would materially and adversely affect the consummation of this Agreement or the transactions contemplated hereby, and to the best knowledge of the Company and the Subsidiaries, no such proceedings are contemplated or threatened.

           (r) To the knowledge of the Company and the Subsidiaries, no action has been taken and no statute, rule or regulation or order has been enacted, adopted or issued by any governmental agency or body which prevents the issuance of the Notes, prevents or suspends the use of any Preliminary Offering Memorandum or Offering Memorandum or suspends the sale of the Notes, in any jurisdiction referred to in Section 4(e) hereof; no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction has been issued with respect to the Company or any of the Subsidiaries which would prevent or suspend the issuance or sale of the Notes, or the use of any Preliminary Offering Memorandum or Offering Memorandum in any jurisdiction referred to in

      Section 4(e) hereof; no action, suit or proceeding is pending against or, to the best knowledge of the Company, threatened against or affecting the Company or any of the Subsidiaries before any court or arbitrator or any governmental body, agency or official, domestic or foreign, which, if adversely determined, would materially interfere with or adversely affect the issuance of the Notes, or in any manner draw into question the validity of this Agreement, the Indentures, the Registration Rights Agreement or the Notes; and every request of any securities authority or agency of any jurisdiction for additional information (to be included in the Preliminary Offering Memorandum or Offering Memorandum or otherwise) has been complied with.

           (s) Except as set forth in the Offering Memorandum, the Company and the Subsidiaries are in compliance with all applicable existing federal, state and local laws and regulations relating to protection of human health or the environment or imposing liability or standards of conduct concerning any Hazardous Material ("ENVIRONMENTAL LAWS"), except where the failure to comply would not have a Material Adverse Effect. The term "Hazardous Material" means (a) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (b) any "hazardous waste" as defined by the Resource Conservation and Recovery Act, as amended, (c) any petroleum or petroleum product, (d) any polychlorinated biphenyl and (e) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance.

           (t) Neither the Company nor any of the Subsidiaries has violated any federal, state or local law relating to discrimination in the hiring, promotion or pay of employees or any applicable wage or hour laws, nor any provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") or the rules and regulations promulgated thereunder, nor has the Company or any of the Subsidiaries engaged in any unfair labor practice, which in each case would result, singly or in the aggregate, in a Material Adverse Effect. There is (i) no significant unfair labor practice complaint pending against the Company or any of the Subsidiaries or, to the best knowledge of the Company and the Subsidiaries, threatened against any of them before the National Labor Relations Board or any state or local Labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of the Subsidiaries or, to the best knowledge of the Company and the Subsidiaries, threatened against any of them, (ii) no significant strike, labor dispute, slowdown or stoppage pending against the Company, or any of the Subsidiaries or, to the best knowledge of the Company and the Subsidiaries, threatened against the Company or any of the Subsidiaries and (iii) to the best knowledge of the Company and the Subsidiaries, no union representation question exists with respect to the employees of the Company or any of the Subsidiaries and no union organizing activities are taking place, except (with respect to any matter specified in clause (i), (ii) or (iii) above, singly or in the aggregate) such as could not have a Material Adverse Effect.

           (u) Except (i) as would not result, singly or in the aggregate, in a Material Adverse Effect, (ii) for the liens created pursuant to the New Credit Facility and the Receivables Facility, (iii) for Liens permitted by the Indentures and (iv) for Liens that will be released on the Closing Date in connection with the closing of the Transactions, the Company and each of the Subsidiaries has good and marketable title, free and clear of all Liens (except Liens for taxes not yet due and payable), to all property and assets reflected in the Company's consolidated financial statements at and for the year ended June 29, 1996.

           (v) The firm of accountants that has certified the applicable financial statements of the Company and the Subsidiaries, included in the Offering Memorandum are independent public accountants, as required by the Act and the Exchange Act. The consolidated historical and pro forma financial statements, together with related notes, included in the Offering Memorandum comply as to form in all material respects with the requirements applicable to registration statements on Form S-1 under the Act. Such historical financial statements fairly present in all material respects the consolidated financial position of the Company and the Subsidiaries at the respective dates indicated and the results of operations and cash flows for the respective periods indicated, in accordance with generally accepted accounting principles in the United States ("GAAP") consistently applied throughout such periods. Such pro forma financial statements have been prepared on a basis consistent with such historical statements, except for the pro forma adjustments specified therein, and give effect to assumptions made on a reasonable basis. The other financial and statistical information and data included in the Offering Memorandum, historical and pro forma, are, in all material respects, prepared on a basis consistent with such financial statements and the books and records of the Company and the Subsidiaries, as the case may be.

           (w) The firms of accountants that has certified the applicable financial statements of JR Flexible, and its subsidiaries, included in the Offering Memorandum are independent public accountants, as required by the Act and the Exchange Act. The consolidated historical and pro forma financial statements, together with related notes, included in the Offering Memorandum comply as to form in all material respects with the requirements applicable to registration statements on Form S-1 under the Act. To the Company's knowledge, such historical financial statements fairly present in all material respects the consolidated financial position of JR Flexible, and its subsidiaries, at the respective dates indicated and the results of operations and cash flows for the respective periods indicated, in accordance with GAAP consistently applied throughout such periods.

      To the Company's knowledge, such pro forma financial statements have been prepared on a basis consistent with such historical statements, except for the pro forma adjustments specified therein, and give effect to assumptions made on a reasonable basis. To the Company's knowledge, the other financial and statistical information and data included in the Offering Memorandum, historical and pro forma, are, in all material respects, prepared on a basis consistent with such financial statements and the books and records of JR Flexible, and its subsidiaries, as the case may be.

           (x) Subsequent to the respective dates as of which information is given in the Offering Memorandum and up to the Closing Date (except as disclosed in the Offering Memorandum), neither the Company nor any of the Subsidiaries has incurred (other than in connection with the Transactions) any liabilities or obligations, direct or contingent, that are material, individually or in the aggregate, to the Company and its Subsidiaries, taken as a whole, nor entered into any material transaction (other than in connection with the Transactions) not in the ordinary course of business and there has not been, singly or in the aggregate, any material adverse change, or any development which may reasonably be expected to involve a material adverse change, in the properties, business, results of operations, condition (financial or otherwise), affairs or prospects of the Company and its Subsidiaries, taken as a whole (each, a "MATERIAL ADVERSE CHANGE").

           (y) All tax returns required to be filed by the Company or any of the Subsidiaries in any jurisdiction have been filed, other than those filings being contested in good faith, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities have been paid, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without penalty or interest, except for any failure to file or pay that would not result, singly or in the aggregate, in a Material Adverse Effect.

           (z) No authorization, approval or consent or order of, or filing, qualification, license or permit of or with, any court or governmental or administrative body or agency (collectively, "CONSENTS") is necessary in connection with the (i) execution, delivery and performance by the Company and the Subsidiaries of this Agreement, the other Operative Documents, the Acquisition Agreement, the New Credit Facility and the Receivables Facility, (ii) the issuance and sale of the Series A Notes and the Series B Notes or (iii) the consummation of the Reorganization, except for Consents that (A) may be required by the NASD, (B) have been obtained and made (or, in the case of the Registration Rights Agreement and the issuance of the Series B Notes in accordance with the Registered Exchange Offer, will be made) under the Act, the TIA, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the

      "HSR ACT"), or (C) have been obtained or made (or, in the case of the Registration Rights Agreement and the issuance of the Series B Notes in accordance with the Registered Exchange Offer, will be made) under state securities or Blue Sky laws or regulations and/or (D) except for any Consent the lack of which would not result, singly or in the aggregate, in a Material Adverse Effect. No consents or waivers from any person under any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument are required to consummate the Transactions, except for such consents or waivers which have been, or will be, obtained prior to the Closing Date and except for such consent or waivers the lack of which would not result, singly or in the aggregate, in a Material Adverse Effect.

           (aa) Neither the Company nor any of the Subsidiaries does business with the Government of Cuba or with any person or any affiliate located in Cuba.

           (ab) (i) Each of the Company and the Subsidiaries has all certificates, consents, exemptions, orders, permits, licenses, authorizations, or other approvals (each, an "AUTHORIZATION") of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, necessary or required to own, lease, license and use its properties and assets and to engage in the business currently conducted by it, except as such are described in the Offering Memorandum or to the extent that the failure to obtain or file would not, singly or in the aggregate, have a Material Adverse Effect, (ii) all such Authorizations are valid and in full force and effect and (iii) the Company and the Subsidiaries are in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities and governing bodies having jurisdiction with respect thereto. Neither the Company nor any Subsidiary believes that any governmental body or agency is considering limiting, suspending or revoking any such material license, certificate, permit, authorization, approval, franchise or right.

           (ac) Neither the Company nor any of the Subsidiaries is (a) an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended, or
      (b) a "holding company" or a "subsidiary company" of a holding company or an "affiliate" thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended.

           (ad) No holder of any security (other than the holders of Series A Notes) of the Company or any of the Subsidiaries has or will have any right to require the registration under the Act of such security by virtue of the consummation of the Transactions.

           (ae) Except for this Agreement, there are no contracts, agreements or understandings between the Company or any of the Subsidiaries and any person that would give rise to a valid claim against the Company, the Subsidiaries or the Initial Purchaser for a brokerage commission, finder's fee or like payment solely as a result of the issuance, purchase and sale of the Notes.

           (af) The Company and the Subsidiaries possess all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, "INTELLECTUAL PROPERTY") presently employed by them in connection with the businesses now operated by them, and, except as set forth in the Offering Memorandum, neither the Company nor any Subsidiary has received any notice of infringement of or conflict with asserted rights of others with respect to the foregoing, which notice of infringement of or conflict with asserted rights of others is reasonably likely to result in a Material Adverse Effect.

           (ag) The Company and the Subsidiaries each maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

           (ah) The present fair value of the assets of each of the Company and the Subsidiaries exceeds the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of each such person as they become absolute and matured. The assets of each of the Company and the Subsidiaries do not constitute unreasonably small capital to carry out their businesses as conducted or as proposed to be conducted. Neither the Company or the Subsidiaries intends to, nor does it believe that it will, incur debts beyond its ability to pay such debts as they mature. Upon the issuance of the Series A Notes, the present fair value of the assets of each of the Company and the Subsidiaries will exceed the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of such person as they become absolute and matured. The assets of the Company and the Subsidiaries, upon the issuance of the Series A Notes, will not constitute unreasonably small capital to carry out their businesses as now conducted, including the capital needs of each of the Company and the Subsidiaries, taking into account the projected capital requirements and capital availability of each of the Company and the Subsidiaries.

           (ai) None of the Company, the Subsidiaries or any agent thereof acting on the behalf of any of them has taken, and none of them will take, any action that might cause this Agreement, any of the Transaction Documents, including the Operative Documents, the consummation of the Acquisition or the issuance or sale of the Notes to violate Regulation G (12 C.F.R. Part 207), Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System.

           (aj) The Company and each Subsidiary maintains insurance covering their properties, operations, personnel and businesses. Such insurance insures against such losses and risks as are adequate in accordance with customary industry practice to protect the Company and the Subsidiaries and their businesses. Neither the Company nor any Subsidiary has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance. All such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on the Closing Date.

           (ak) When the Notes are issued and delivered pursuant to this Agreement, such Notes will not be of the same class (within the meaning of Rule 144A under the Act) as securities of the Company that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated inter-dealer quotation system.

           (al) Assuming (i) that your representations and warranties in
      Section 6 are true, (ii) that the representations of the Accredited Investors set forth in the certificates of such Accredited Investors in the form set forth in Annex A to the Offering Memorandum are true, (ii) compliance by you with your covenants set forth in Section 8 and (iii) that each of the Eligible Purchasers is a QIB or an Accredited Investor, the purchase and resale of the Series A Notes pursuant hereto (including pursuant to the Exempt Resales) is exempt from the registration requirements of the Act. No form of general solicitation or general advertising was used by the Company or any of its representatives (other than you, as to whom the Company makes no representation) in connection with the offer and sale of the Series A Notes, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. No securities of the same class as the Series A Notes have been issued and sold by the Company within the six-month period immediately prior to the date hereof.

           (am) The execution and delivery of the Operative Documents, including the issuance and sale of the Series A Notes to be purchased by Eligible Purchasers will not involve any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code. The representation made by the Company in the preceding sentence is made in reliance upon and subject to the accuracy of, and compliance with, the representations and covenants made or deemed made by the Eligible Purchasers as set forth in the Offering Memorandum under the Section entitled "Notice to Investors."

           (an) Each of the Preliminary Offering Memorandum and the Offering Memorandum as of their respective dates, and each amendment or supplement thereto, as of its date, contains the information specified in, and meets the requirements of Rule 144A(d)(4) of the Act.

           (ao) Except as disclosed in the Offering Memorandum, there are no business relationships or related party transactions required to be disclosed therein pursuant to Item 404 of Regulation S-K of the Commission (assuming for purposes of this paragraph 5(ao) that Regulation S-K is applicable to the Offering Memorandum).

All of the foregoing representations and warranties are made as if the Acquisition had been consummated and the assets to be acquired thereby had already been acquired.

           6. INITIAL PURCHASER'S REPRESENTATIONS AND WARRANTIES. The Initial Purchaser represents and warrants to the Company that:

           (a) The Initial Purchaser is a QIB with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Series A Notes.

           (b) The Initial Purchaser (i) is not acquiring the Series A Notes with a view to any distribution thereof or with any present intention of offering or selling any of the Series A Notes in a transaction that would violate the Act or the securities laws of any State of the United States or any other applicable jurisdiction and (ii) will be reoffering and reselling the Series A Notes only to QIBs in reliance on the exemption from the registration requirements of the Act provided by Rule 144A and to a limited number of Accredited Investors that execute and deliver a letter containing certain representations and agreements in the form attached as Annex A to the Offering Memorandum.

           The Initial Purchaser also understands that the Company and, for purposes of the opinions to be delivered to you pursuant to Sections 8(f) and 8(g) hereof, each of Alston & Bird and Latham & Watkins, will rely upon the accuracy and truth of the foregoing representations and you hereby consent to such reliance.

           The Initial Purchaser further agrees that, in connection with the Exempt Resales, the Initial Purchaser will solicit offers to buy the Series A Notes only from, and will offer to sell the Series A Notes only to, the Eligible Purchasers. The Initial Purchaser further agrees that it will offer to sell the Series A Notes only to, and will solicit offers to buy the Series A Notes only from, persons who in purchasing such Series A Notes will be deemed to have represented and agreed (1) if such Eligible Purchaser is a QIB, that they are purchasing the Series A Notes for their own account or an account with respect to which they exercise sole investment discretion and that they or each of such accounts are QIBs, (2) that such Series A Note will not have been registered under the Act and may be resold, pledged or otherwise transferred, only (A) (I) to a person who the seller reasonably believes is a "qualified institutional buyer" within the meaning of Rule 144A under the Act in a transaction meeting the requirements of Rule 144A, or in accordance with Rule 144 under the Act, or pursuant to another exemption from the registration requirements of the Act (and based upon an opinion of counsel if the Company so requests) or (II) to the Company and (B) in each case, in accordance with any applicable securities laws of any State of the United States or any other applicable jurisdiction, (3) that the holder will, and each subsequent holder is required to, notify any purchaser from it of the security evidenced thereby of the resale restrictions set forth in
      (2) above.

           7. INDEMNIFICATION.

           (a) The Company and the Subsidiaries (the "INDEMNIFYING PARTIES") jointly and severally agree to indemnify and hold harmless (i) the Initial Purchaser, (ii) each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Initial Purchaser (any of the persons referred to in this clause (ii) being hereinafter referred to as a "CONTROLLING PERSON"), and (iii) the respective officers, directors, partners, employees, representatives and agents of the Initial Purchaser or any controlling person (any person referred to in clause (i), (ii), or (iii) may hereinafter be referred to as an "INDEMNIFIED PERSON") to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgments, actions and expenses (including without limitation and as incurred, reimbursement of all reasonable costs of investigating, preparing or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Indemnified Person) directly or indirectly (a) caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum (or any amendment or supplement thereto) or the Offering Memorandum (or any amendment or supplement thereto) or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made) not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by an untrue statement or omission or alleged untrue statement or omission that is made in reliance upon and in conformity with information relating to the Initial Purchaser furnished in writing to the Company by the Initial Purchaser expressly for use in the Preliminary Offering Memorandum (or any amendment or supplement thereto) or the Offering Memorandum (or any amendment or supplement thereto) provided, however, that the foregoing indemnity shall not inure to the benefit of the Initial Purchaser from whom the person asserting any such losses, claims, damages, liabilities, judgments, actions or expenses purchased Notes, or any controlling person of the Initial Purchaser, if a copy of the Preliminary Offering Memorandum or Offering Memorandum (including any amendment or supplement thereto delivered to the Initial Purchaser prior to the date such Preliminary Offering Memorandum or Offering Memorandum was sent or given to such purchaser) was not sent or given by or on behalf of the Initial Purchaser to such person at or prior to the written confirmation of the sale of Notes to such person, and if the Preliminary Offering Memorandum or Offering Memorandum (including any amendment or supplement thereto delivered to the Initial Purchaser prior to the date such Preliminary Offering Memorandum or Offering Memorandum was sent or given to such purchaser) cured the defect giving rise to such losses, claims, damages, liabilities, judgments, actions or expenses. The Company shall notify you promptly of the institution, threat or assertion of any claim, proceeding (including any governmental investigation) or litigation in connection with the matters addressed by this Agreement which involves the Company or an Indemnified Person.

           (b) In case any action or proceeding (including any governmental investigation) shall be brought or asserted against any of the Indemnified Persons with respect to which indemnity may be sought against the Company, such Person (or the entity controlled by such controlling person) shall promptly notify the Company, in writing (provided, that the failure to give such notice shall not relieve the Company of their obligations pursuant to this Agreement unless such failure to notify has materially prejudiced the ability of the Company to defend any such claim) and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Persons and payment of all reasonable fees and expenses. Such Indemnified Person shall have the right to employ its own counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the Indemnified Person's expense unless (i) the employment of such counsel has been specifically authorized in writing by the Company, (ii) the Company has not assumed the defense and employed counsel reasonably satisfactory to such Indemnified Person within a reasonable time after notice of commencement of such action or proceeding or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both an Indemnified Person and the Company or any such Indemnified Person shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company (in which case the Company shall not have the right to assume the defense of such action on behalf of the Indemnified Persons, it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for such Indemnified Persons, which firm shall be designated by the Initial Purchaser).

           (c) No indemnifying parties (whether the persons described in subparagraphs (a) and (b) above or in subparagraph (d) below) shall be liable for any settlement of any such action or proceeding effected with the such indemnifying parties' prior written consent, which consent will not be unreasonably withheld, and the indemnifying parties agree to indemnify and hold harmless any indemnified person from and against any loss, claim, damage, liability or expense by reason of any settlement of any action effected with the written consent of the indemnifying parties. If at any time the indemnified person shall have requested the indemnifying parties to reimburse the indemnified person for fees and expenses of counsel as contemplated by the second sentence of subparagraph (b) in connection with any such action or proceeding, the indemnifying parties agree that they shall be liable for any settlement of any proceeding effected without their written consent so long as they receive written notice of such settlement if (i) such settlement is entered into more than ninety business days after receipt by such indemnifying parties of the aforesaid request and (ii) such indemnifying parties shall not have reimbursed the indemnified person in accordance with such request prior to the date of such settlement. The indemnifying parties shall not, without the prior written consent of each indemnified person, which will not be unreasonably withheld, settle or compromise or consent to the entry of a judgment in or otherwise seek to terminate any pending or threatened action, claim, litigation proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any indemnified person is a party thereto), unless such settlement, compromise, consent or termination includes an unconditional release of each indemnified person from all liability arising out of such action, claim, litigation or proceeding.

           (d) The Initial Purchaser agrees to indemnify and hold harmless the Company and its directors, their officers who sign the Offering Memorandum, any person controlling (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company, and the officers, directors, partners, employees, representatives and agents of each such person to the same extent as the foregoing indemnity from the Indemnifying Parties to each of the Indemnified Persons, but only with respect to claims and actions based on information relating to the Initial Purchaser furnished in writing by the Initial Purchaser expressly for use in the Preliminary Offering Memorandum or Offering Memorandum.

           (e) If the indemnification provided for in this Section 7 is unavailable to a party entitled to indemnification pursuant to Section 7(b), (c) or (d) in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each indemnifying party, in lieu of indemnifying such indemnified person, shall contribute to the amount paid or payable by such indemnified person as a result of such losses, claims, damages, liabilities, expenses and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party (or parties, as applicable) on the one hand and the indemnified person (or persons, as applicable) on the other hand from the offering of the Series A Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party (or parties, as applicable) and the indemnified person (or persons, as applicable), as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Initial Purchaser, on the other hand, shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Initial Purchaser, in each case as set forth in the table on the cover page of the Offering Memorandum. The relative fault of the Company, on the one hand, and the Initial Purchaser, on the other hand, shall be determined by reference to, among other things whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact related to information supplied by the Company, on the one hand, or the Initial Purchaser, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The indemnity and contribution obligations of the Company set forth herein shall be in addition to any liability or obligation the Company may otherwise have to any Indemnified Person.

           The Company and the Initial Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph 7(d). The amount paid or payable by an indemnified person as a result of the losses, claims, damages, liabilities, expenses or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), the Initial Purchaser (and its related Indemnified Persons) shall not be required to contribute, in the aggregate, any amount in excess of the amount by which the total underwriting discount applicable to the Notes purchased by the Initial Purchaser exceeds the amount of any damages which the Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

           8. CONDITIONS OF THE INITIAL PURCHASER'S OBLIGATIONS. The obligations of the Initial Purchaser to purchase the Notes under this Agreement are subject to the satisfaction of each of the following conditions:

           (a) All the representations and warranties of the Company contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the date hereof and the Closing Date, respectively. The Company shall have performed or complied with all of their obligations and agreements herein contained and required to be performed or complied with by them at or prior to the Closing Date.

           (b) No stop order suspending the sale of the Notes in any jurisdiction referred to in Section 4(e) shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

           (c) (i) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency which would, as of the Closing Date, prevent the issuance of the Series A Notes; (ii) no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Series A Notes; and (iii) on the Closing Date no action, suit or proceeding shall be pending against or affecting or, to the knowledge of the Company, threatened against, the Company or any Subsidiary before any court or arbitrator or any governmental body, agency or official which, if adversely determined, would prohibit the issuance of the Series A Notes except as disclosed in the Offering Memorandum.

           (d) (i) Since the date hereof or since the dates as of which information is given in the Preliminary Offering Memorandum or Offering Memorandum, there shall not have been any Material Adverse Change, (ii) since the date of the latest balance sheet included in the Preliminary Offering Memorandum or Offering Memorandum, and except as described or contemplated in the Offering Memorandum there shall not have been any material change in the capital stock or long-term debt, or material increase in short-term debt, of the Company or any of the Subsidiaries and (iii) the Company and the Subsidiaries shall have no liability or obligation, direct or contingent, that is material to the Company and the Subsidiaries taken as a whole and is required to be disclosed on a balance sheet in accordance with GAAP and is not disclosed on the latest balance sheet included in the Offering Memorandum.

           (e) You shall have received certificates, dated the Closing Date, signed by (i) the President or any Vice President or any other executive officer and (ii) a principal financial or accounting officer of the Company confirming, as of the Closing Date, the matters set forth in paragraphs (a), (b), (c) and (d) of this Section 8.

           (f) On the Closing Date, you shall have received an, opinion (satisfactory to you and your counsel), dated the Closing Date, of Alston & Bird, counsel for the Company, to the effect that:

                         (i) The Company and each of the Subsidiaries (other than those Subsidiaries organized under laws other than the United States or its political subdivisions and Printpack Illinois, Inc.) is a duly organized and validly existing corporation in good standing under the laws of its jurisdiction of incorporation, has the requisite corporate power and authority to own, lease and operate its properties and to conduct its business as it is currently being conducted and described in the Offering Memorandum, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction where the ownership, leasing or operation of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not, singly or in the aggregate, have a Material Adverse Effect;

                         (ii) The Company has all necessary corporate power and authority to execute and deliver the Transaction

                    Documents and the Notes, and to perform its obligations under the Transaction Documents and the Notes and to authorize issue, sell and deliver the Notes as contemplated by the Purchase Agreement;

                         (iii) The Purchase Agreement has been duly authorized and validly executed and delivered by the Company and constitutes a legally valid and binding agreement of the Company, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights generally and to principles of equity, whether at law or in equity and except as rights to indemnity and contribution thereunder may be limited by federal and state securities laws and public policy considerations underlying such laws;

                         (iv) The issuance and sale of the Series A Notes has been duly authorized by the Company, and all legally required corporate proceedings by the Company in connection with the issuance and sale of the Series A Notes have been taken; when authenticated in accordance with the terms of the Indentures and delivered to and paid for by the you in accordance with the terms of the Purchase Agreement, the Series A Notes will be legally valid and binding agreements of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indentures, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity, whether at law or in equity;

                         (v) The issuance of the Series B Notes has been duly authorized by the Company and all legally required corporate proceedings by the Company in connection with the issuance of the Series B Notes have been taken; when authenticated in accordance with the terms of the Indentures and delivered to and paid for by you in accordance with the terms of the Registered Exchange Offer and the Indentures, the Series B Notes will be the legally valid and binding agreements of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indentures, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity, whether at law or in equity;

                         (vi) The Indentures have been duly authorized by the Company and conform in all material respects to the description thereof in the Offering Memorandum; assuming due authorization, execution and delivery thereof by the Trustee, the Indentures constitute the legally valid and binding agreements of the Company, enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought at law or in equity);

                         (vii) The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and is the legally valid and binding agreement of the Company, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights generally and to principles of equity, whether at law or in equity and except as rights to indemnity and contribution thereunder may be limited by federal and state securities laws and public policy considerations underlying such laws and except as rights to indemnity and contribution thereunder may be limited by federal and state securities laws and public policy considerations underlying such laws;

                         (viii) To such counsel's knowledge, all of the
                    outstanding shares of capital stock of the Company have been duly authorized, validly issued, and are fully paid and nonassessable and were not issued in violation of any preemptive rights or similar rights;

                         (ix) The Reorganization has been consummated and conforms in all material respects to the description thereof in the Offering Memorandum;

                         (x) All of the issued and outstanding shares of capital stock of, or other ownership interests in, each Subsidiary have been duly and validly authorized and issued. Based solely upon a review of the stock records of each Subsidiary, all of the shares of capital stock of, or other ownership interests in, each Subsidiary are owned, directly or through Subsidiaries, by the Company. To the best knowledge of such counsel, all shares of capital stock are fully paid and nonassessable, and are owned free and clear of all Liens, except for Liens (i) created pursuant to the New Credit Facility and the Receivables Facility, (ii) permitted by the Indentures or (iii) that will be released on the Closing Date in connection with the closing of the Transactions. Such opinion need not cover Subsidiaries organized under laws other than the United States and its political subdivision or the authorization and issuance of capital stock of Printpack Illinois, Inc.;

                         (xi) To such counsel's knowledge, there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or Liens (except for Liens (i) created pursuant to the New Credit Facility and the Receivables Facility and Liens, subscriptions and other rights and commitments in connection with the organization and operation of Flexible Funding Corp. as contemplated in the Receivables Facility,
                    (ii) permitted by the Indentures and/or (iii) that will be released on the Closing Date in connection with the closing of the Transactions) related to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of, or other ownership interest in, any Subsidiary;

                         (xii)  Neither of the Company or any of the
                    Subsidiaries is (a) an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended, or (b) a "holding company" or a "subsidiary company" of a holding company or an "affiliate" thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended;

                         (xiii) The descriptions in the Offering Memorandum, as of its date and on the Closing Date, under the captions "Prospectus Summary The Reorganization"; the description of the registration of the "Printpack" trademark under "Business Patents and Trademarks"; Environmental Matters and Government Regulation"; "Legal "Proceedings"; and "Management Incentive and Deferred Compensation" insofar as such statements constitute a summary of legal matters, documents or proceedings referred to therein, to such counsel's knowledge with respect to factual matters, fairly and accurately present or summarize in all material respects such legal matters, documents and proceedings; and to such counsel's knowledge, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, pending against or affecting the Company or any of the Subsidiaries, or any of their respective properties, which is required to be disclosed and is not so disclosed, in the Offering Memorandum, or which would result, singly or in the aggregate, in a Material Adverse Effect or which would materially and adversely affect the consummation of this Agreement or the transactions contemplated hereby, and to the best knowledge of the Company and the Subsidiaries, no such proceedings are contemplated or threatened.

                         (xiv) To the knowledge of such counsel, no action has been taken and no statute, rule or regulation or order has been enacted, adopted or issued by any governmental agency or body which prevents the issuance of the Notes, and such counsel have received no notice which suspends the sale of the Notes, in any jurisdiction referred to in Section 4(e) hereof; no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction has been issued with respect to the Company or any of the Subsidiaries which would prevent or suspend the issuance or sale of the Notes, and such counsel have not received notice which prevents or suspends the use of the Offering Memorandum in any jurisdiction referred to in
                    Section 4(e) hereof; no action, suit or proceeding is pending against or threatened against or affecting the Company or any of the Subsidiaries before any court or arbitrator or any governmental body, agency or official, domestic or foreign, which, if adversely determined, would prevent the issuance of the Notes; and every request of any securities authority or agency of any jurisdiction for additional information (to be included in the Preliminary Offering Memorandum or Offering Memorandum or otherwise) has been complied with or otherwise addressed with the Commission;

                         (xv) No authorization, approval or consent or order of, or filing, qualification, license or permit of or with, any court or governmental or administrative body or agency (collectively, "CONSENTS") is necessary in connection with the (i) execution, delivery and performance by the Company and the Subsidiaries of this Agreement and the other Transaction Documents, (ii) the issuance and sale of the Series A Notes and the Series B Notes or (iii) the consummation of the Reorganization, except for Consents that (A) that may be required by the NASD or under state securities or Blue Sky laws or regulation, (B) may be necessary in connection with the performance of the Registered Exchange Offer and the Registration Rights Agreement and/or (C) except for any Consent the lack of which would not result, singly or in the aggregate, in a

                    Material Adverse Effect. No consents or waivers from any person under any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument are required to consummate the Transactions, except for such consents or waivers which have been, or will be, obtained prior to the Closing Date and except for such consent or waivers the lack of which would not result, singly or in the aggregate, in a Material Adverse Effect;

                         (xvi) On the Closing Date, the Offering Memorandum (except for financial statements, the notes thereto, the pro forma financial information, and the related schedules and other financial data included therein, as to which no opinion need be expressed) complied as to form in all material respects with applicable provisions of the Act and the applicable rules and regulations of the Commission;

                         (xvii) None of (i) the execution and delivery of the Transaction Documents, (ii) the performance by the Company of its obligations under the Transactions Documents or
                    (iii) the consummation of the Transactions contemplated by the Transaction Documents, including the issuance and sale of the Notes, will result in (A) a breach or violation of the respective charters or bylaws of the Company or any of the Subsidiaries, (B) to such counsel's knowledge a breach or violation of any of the terms or provisions of, or constitute a default or cause an acceleration of any obligation under, or result in the imposition or creation of (or the obligation to create or impose) a Lien (other than Liens that will be released on the Closing Date in connection with the closing of the Transactions) with respect to, any bond, note, debenture or other evidence of indebtedness (except for Liens (i) created pursuant to the New Credit Facility and the Receivables Facility, (ii) permitted by the Indentures and/or (iii) that will be released on the Closing Date in connection with the closing of the Transactions) or any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which it or any of them is bound, or to which any properties of the Company or any of the Subsidiaries is or may be subject, (C) to such counsel's knowledge, contravene any order of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their respective properties, or any judgment, order or decree of any court or governmental agency or authority having jurisdiction over the Company or any of the Subsidiaries, or any of their respective properties or (D) to such counsel's knowledge, violate or conflict with any statute, rule or regulation applicable to the Company or any of the Subsidiaries, or their respective properties, or administrative or court decree applicable to the Company or any of the Subsidiaries, or any of their respective properties, except for any such breach, violation, default, acceleration, imposition of a Lien or contravention that would not result, in the case of clauses (B), (C) and (D), singly or in the aggregate, in a Material Adverse Effect.

                         (xviii)  When the Series A Notes are issued and
                    delivered pursuant to the Purchase Agreement, such Series A Notes will not be of the same class (within the meaning of Rule 144A under the Act) as securities of the Company that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated inter-dealer quotation system;

                         (xix) Assuming (i) that your representations and warranties in Section 6 are true, (ii) that the representations of the Accredited Investors set forth in the certificates of such Accredited Investors in the form set forth in Annex A to the Offering Memorandum are true,
                    (iii) compliance by you with your covenants set forth in
                    Section 8 and (iv) that each of the Eligible Purchasers is a QIB or an Accredited Investor, the purchase and resale of the Series A Notes pursuant hereto (including pursuant to the Exempt Resales) is exempt from the registration requirements of the Act. To such counsel's knowledge, no form of general solicitation or general advertising was used by the Company or any of its representatives (other than you, as to whom the Company makes no representation) in connection with the offer and sale of the Series A Notes, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. To such counsel's knowledge, no securities of the same class as the Series A Notes have been issued and sold by the Company within the six-month period immediately prior to the date hereof;

                         (xx) Prior to the Registered Exchange Offer or the effectiveness of the Shelf Registration Statement, the Indentures are not required to be qualified under the TIA;

                         (xxi) The Offering Memorandum as of their respective dates, and each amendment or supplement thereto, as of its date, contained the information specified in, and meets the requirements of Rule 144A(d)(4) of the Act;

                         (xxii) Except as provided in the Operative Documents, no holder of any security of the Company or any of the Subsidiaries has or will have any right to require the registration under the Act of such security by virtue of the consummation of the Transactions.

                         (xxiii) To such counsel's knowledge, none of the
                    Company, the Subsidiaries or any duly authorized agent thereof acting on the behalf of any of them has taken any action that will cause this Agreement or the issuance or sale of the Notes to violate Regulation G (12 C.F.R. Part
                    207), Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System.

           In giving their opinion required by this subsection 8(f), Alston & Bird shall additionally state that such counsel have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, your representatives and your counsel at which the contents of the Offering Memorandum and related matters were discussed and, although such counsel have not undertaken to investigate or independently verify, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Offering Memorandum (except as indicated in clause (xvi) above); on the basis of the foregoing, no facts came to such counsel's attention that caused such counsel to believe that the Offering Memorandum, as of its date or as of the Closing Date, contained an untrue statement of a material fact or omitted to state any fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion nor express any statement or belief with respect to the financial statements, schedules and other historical and pro forma financial and statistical data contained therein).

           Alston & Bird shall not be required to opine as to any matters of foreign or Illinois law. Alston & Bird may deliver to the Initial Purchaser in respect of the matters to be opined hereon, reliance letters as to the opinions delivered in connection with the New Credit Facility, the Acquisition and the Receivables Facility, if consummated, by the Closing (except it shall not be required to deliver the true sale/nonconsolidation opinion).

           (g) You shall have received an opinion, dated the Closing Date, of Latham & Watkins, counsel for the Initial Purchaser, in form and substance reasonably satisfactory to you.

           (h) You shall have received letters on and as of the date hereof as well as on and as of the Closing Date (in the latter case constituting an affirmation of the statements set forth in the former), in form and substance satisfactory to you, from Price Waterhouse, L.L.P., independent auditors, with respect to the financial statements and certain financial information contained in the Offering Memorandum relating to the Company and the Subsidiaries.

           (i) You shall have received letters on and as of the date hereof as well as on and as of the Closing Date (in the latter case constituting an affirmation of the statements set forth in the former), in form and substance satisfactory to you, from Price Waterhouse, L.L.P., independent auditors, with respect to the financial statements and certain financial information contained in the Offering Memorandum relating to JR Flexible, and its subsidiaries.

           (j) Latham & Watkins shall have been furnished with such documents and opinions, in addition to those set forth above, as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 8 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions herein contained.

           (k) The Reorganization and the transactions contemplated by the Acquisition Agreement and the New Credit Facility shall be consummated prior to, or simultaneously with, the Closing Date on terms as described in the Offering Memorandum and if the Receivables Facility is consummated, it will be on terms as described in the Offering Memorandum. The Initial Purchaser shall have received certificates or such other documentation as it deems reasonably necessary evidencing the closing of the Acquisition Agreement, the New Credit Facility and, if consummated, the Receivables Facility, and the consummation of the Transactions contemplated thereby and of the Reorganization.

           (l) Prior to the Closing Date, the Company shall have furnished to you such further information, certificates and documents as you may reasonably request.

           (m) The Company and the Trustee shall have entered into the Indentures and you shall have received counterparts, conformed as executed, thereof.

           (n) The Initial Purchaser shall have received a certificate, dated the Closing Date, of the Chief Financial Officer of the Company as to the solvency of the Company and the Subsidiaries following consummation of the Transactions.

           (o) The Offering Memorandum shall have been printed and copies distributed to you not later than 9:00 A.M., New York City time, on August 20, 1996, or at such later date and time as you may approve in writing.

           All opinions, certificates, letters and other documents required by this Section 8 to be delivered by the Company will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you. The Company will furnish the Initial Purchaser with such conformed copies of such opinions, certificates, letters and other documents as it shall reasonably request.

           9. Effective Date of Agreement and Termination.

           (a) This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto.

           (b) This Agreement may be terminated at any time on or prior to the Closing Date by you by notice to the Company if any of the following has occurred: (i) subsequent to the date of the Offering Memorandum or of this Agreement, any Material Adverse Change which, in the judgment of the Initial Purchaser, materially impairs the investment quality of the Series A Notes;
(ii) any outbreak or escalation of hostilities or other national or international calamity or crisis or material adverse change in the financial markets of the United States, or any other substantial national or international calamity or emergency if the effect of such outbreak, escalation, calamity, crisis or emergency would, in the judgment of the Initial Purchaser, make it impracticable or inadvisable to market the Series A Notes or to enforce contracts for the sale of the Series A Notes; (iii) any suspension or limitation of trading generally in securities on the New York Stock Exchange, the American Stock Exchange or in the over-the-counter markets or any setting of minimum prices for trading on such exchange or markets; (iv) any declaration of a general banking moratorium by either federal or New York authorities; (v) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs that, in the judgment of the Initial Purchaser, has a material adverse effect on the financial markets in the United States and would, in the judgment of the Initial Purchaser, make it impracticable or inadvisable to market the Series A Notes or to enforce contracts for the sale of the Series A Notes; or (vi) the enactment, publication, decree, or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which, in the judgment of the Initial Purchaser, materially and adversely affect, or will materially and adversely affect, the business or operations of the Company.

     (c) The indemnities and contribution provisions and other agreements, representations and warranties of the Company, its respective officers and directors and of the Initial Purchaser set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Series A Notes, regardless, of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Initial Purchaser or by or on behalf of the Company, the officers or directors of the Company or any controlling person of the Company, (ii) acceptance of the Series A Notes and payment for them hereunder and (iii) termination of this Agreement.

     (d) If this Agreement shall be terminated by the Initial Purchaser pursuant to clause (i) of paragraph (b) of this Section 9 or because of the failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, the Company agrees to reimburse you for all out-of-pocket expenses (including the fees and disbursements of counsel) incurred by you. Notwithstanding any termination of this Agreement, the Company shall be liable for all expenses which it has agreed to pay pursuant to Section 4(f) hereof.

     (e) Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Initial Purchaser, any Indemnified Person referred to herein and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The terms "successors and assigns" shall not include a purchaser of any of the Series A Notes from the Initial Purchaser merely because of such purchase.

     10. NOTICES. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (a) if to the Company, to Printpack, Inc., 4335 Wendell Drive, S.W., Atlanta, Georgia, 30336, Attention: R. Michael Hembree, with a copy to Alston & Bird, One Atlantic Center, 1201 West Peachtree Street, Atlanta, Georgia, 30309-3424, Attention: Ralph F. MacDonald, III, and (b) if to the Initial Purchaser, to 1201 West Peachtree Street, Suite 3650, Atlanta, Georgia 30309-3400, Attention: William S. Oglesby, with a copy to Latham & Watkins, 885 Third Avenue, New York, New York 10022, Attention: Kirk A. Davenport, or in any case to such other address as the person to be notified may have requested in writing.

     11. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK AS APPLIED TO CONTRACTS MADE AND PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK.

     12. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and other persons referred to in Section 5, and no other person will have any right or obligation hereunder.


                                   [signatures on next page]

     This Agreement may be signed in various counterparts which together shall constitute one and the same instrument. Please confirm that the foregoing correctly sets forth the agreement among the Company and you.


                                            Very truly yours,

                                            PRINTPACK, INC.


                                            By: /s/ R. Michael Hembree
                                               -----------------------
                                            Name   R. Michael Hembree
                                            Title: Vice President, Finance
                                                    and Administration


The foregoing Purchase Agreement
is hereby confirmed and accepted
as of the date first above written.

DONALDSON, LUFKIN & JENRETTE
 SECURITIES CORPORATION


By: /s/ Robert Berry
   --------------------------------
     Name   Robert Berry
     Title: Vice President